UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2014

Western Digital Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08703	33-0956711
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3355 Michelson Drive, Suite 100 Irvine, California		92612
(Address of Principal Executive Offices)		(Zip Code)

(949) 672-7000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Timothy Leyden as Chief Financial Officer

On August 25, 2014, Western Digital Corporation (the “Company”) announced the retirement of Timothy M. Leyden as Chief Financial Officer of the Company, effective as of September 8, 2014. Mr. Leyden will continue in a transition role with the Company through January 2, 2015 (the “Separation Date”).

In connection with Mr. Leyden’s retirement, the Company and Mr. Leyden entered into a Separation and General Release Agreement (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Leyden has agreed to comply with certain non-solicitation, non-interference and cooperation provisions. The Separation Agreement also provides for a customary general release of claims, as well as certain other standard terms. Pursuant to the Separation Agreement and applicable law, Mr. Leyden has up to seven (7) days to revoke the Separation Agreement. If Mr. Leyden does not revoke the Separation Agreement and complies with his obligations thereunder, he will be entitled to the following benefits:

•	for a period of twenty-four (24) consecutive months following the Separation Date, the Company will pay Mr. Leyden a salary continuation of $58,333 per month, less standard withholding and authorized deductions; provided, however, that such salary continuation payments shall cease in the event Mr. Leyden becomes employed or otherwise provides services for compensation to any other person or entity, except as otherwise agreed to by the Company;

•	a lump sum payment of approximately $385,000, less standard withholding and authorized deductions, which represents Mr. Leyden’s target bonus opportunity under the Company’s Incentive Compensation Plan for the six-month bonus cycle ending January 2, 2015 assuming 100% of the performance targets have been achieved regardless of actual funding by the Company, payable in a lump sum payment in the calendar month following the month in which the Separation Date occurs;

•	the Company will pay Mr. Leyden’s COBRA premiums for eighteen (18) months following the Separation Date, subject to mitigation if Mr. Leyden becomes eligible for alternative equivalent coverage; and

•	on the Separation Date, Mr. Leyden’s then-outstanding stock options and restricted stock units will vest and become exercisable or payable, as applicable, as if Mr. Leyden had remained employed through the six-month anniversary of the Separation Date, subject to the terms and conditions of the stock incentive plan and award agreements applicable to such awards.

The foregoing summary of the Separation Agreement is qualified in its entirety by the text of the Separation Agreement, which the Company expects to file as an exhibit to its Quarterly Report on Form 10-Q for the fiscal quarter ended October 3, 2014.

Appointment of Olivier Leonetti as Chief Financial Officer

On August 25, 2014, the Board of Directors of the Company appointed Olivier Leonetti as Chief Financial Officer of the Company. The appointment is effective as of September 8, 2014.

Mr. Leonetti, 50, has served as Vice President, Finance – Global Commercial Organization at Amgen, Inc., a global pharmaceutical company, since April 2011, where he was responsible for implementing worldwide product development and commercial strategies and driving global restructuring programs. From July 1997 to April 2011, Mr. Leonetti served in various senior finance capacities at Dell Inc., including most recently as Vice President, Finance, Worldwide Consumer Division. Prior to that, Mr. Leonetti served in various worldwide finance capacities with Lex Rac Service plc, Braun UK Ltd and Gillette Industries Limited.

In connection with Mr. Leonetti’s appointment as Chief Financial Officer of the Company, the Compensation Committee of the Board of Directors (the “Compensation Committee”) approved an annual base salary level of $500,000 and a target annual bonus opportunity under the Company’s Incentive Compensation Plan (the “ICP”) of 100% of annual base salary. The ICP, including the performance goals established by the Compensation Committee for the six months ending January 2, 2015, are further described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 6, 2014, which is incorporated herein by reference. Mr. Leonetti is also entitled to receive a signing bonus of $150,000, subject to repayment if Mr. Leonetti voluntarily terminates employment within two years following September 8, 2014. In addition, Mr. Leonetti will be entitled to receive the following long-term incentive awards, subject to approval by the Compensation Committee at its next regularly scheduled meeting for approval of new hire grants:

•	Restricted stock unit award with a dollar value of $750,000 (with the number of units subject to the award to be determined by the Compensation Committee using the closing price of the Company’s common stock on the trading day immediately preceding the grant date), which is scheduled to vest, subject to Mr. Leonetti’s continued employment, as to 80% of the underlying restricted stock units on the first anniversary of the grant date and 20% of the underlying restricted stock units on the second anniversary of the grant date; and

•	Stock option award with a dollar value of $750,000 (with the number of shares of common stock subject to the award to be determined by the Compensation Committee using standard valuation principles for executive stock option grants) and a per-share exercise price equal to the closing market price of a share of the Company’s common stock on the grant date with a maximum term of seven years. The stock option is scheduled to vest, subject to Mr. Leonetti’s continued employment, as to 25% of the underlying shares of common stock on the first anniversary of the grant date and 6.25% of the underlying shares of common stock at the end of each three-month period thereafter until the stock option is fully vested on the fourth anniversary of the grant date.

There are no arrangements or understandings between Mr. Leonetti and any other person pursuant to which Mr. Leonetti was appointed to serve as the Chief Financial Officer of the Company. There are no family relationships between Mr. Leonetti and any director or executive officer of the Company, and Mr. Leonetti has no direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

Appointment of Officer

The Company issued a press release on August 25, 2014, announcing the retirement of Mr. Leyden and the appointment of Mr. Leonetti to the position of Chief Financial Officer of the Company. The press release making these announcements is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release issued by Western Digital Corporation on August 25, 2014 announcing the retirement of Timothy Leyden and the appointment of Olivier Leonetti as Chief Financial Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Western Digital Corporation
(Registrant)

	By:	/s/ Michael C. Ray
Date: August 25, 2014		Michael C. Ray
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Western Digital Corporation on August 25, 2014 announcing the retirement of Timothy Leyden and the appointment of Olivier Leonetti as Chief Financial Officer.